Exhibit 99
MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED AVERAGE INTEREST RATES AT JUNE 30, 2008
(in millions of dollars, amounts may not add due to rounding)

			Beneficial	Effective			LIBOR
		100%	Interest	Rate			Rate	Principal Amortization and Debt Maturities
		6/30/08	6/30/08	6/30/08	(a)		Spread	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	Total
Consolidated Fixed Rate Debt:
Beverly Center		336.3	336.3	5.28%				2.6	5.4	5.7	6.0	6.3	6.6	303.8					336.3
Cherry Creek Shopping Center	50.00%	280.0	0.0	5.24%												140.0			140.0
Great Lakes Crossing		139.2	139.2	5.25%				1.3	2.7	2.9	3.0	3.2	126.0						139.2
MacArthur Center	95.00%	134.0	127.4	6.91%	(b	)		1.4	3.0	122.9									127.4
Northlake Mall		215.5	215.5	5.41%												215.5			215.5
Regency Square		76.1	76.1	6.75%				0.6	1.3	1.4	72.8								76.1
Stony Point Fashion Park		109.7	109.7	6.24%				0.8	1.6	1.8	1.9	2.0	2.1	99.5					109.7
The Mall at Short Hills		540.0	540.0	5.47%											540.0				540.0
The Mall at Wellington Green	90.00%	200.0	0.0	5.44%											180.0				180.0
The Pier Shops at Caesars	77.50%	135.0	0.0	6.01%													104.6		104.6

Total Consolidated Fixed		2,165.7	1,968.7					6.7	14.1	134.6	83.7	11.4	134.8	403.3	720.0	355.5	104.6	0.0	1,968.7
Weighted Rate		5.59%	5.61%					5.87%	5.87%	6.80%	6.58%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%	6.01%

Consolidated Floating Rate Debt:
Dolphin Mall (c)		120.0	120.0	3.16%	(d	)	0.70%				120.0 (f)								120.0
Fairlane Town Center (c)		80.0	80.0	3.16%	(d	)	0.70%				80.0 (f)								80.0
International Plaza	50.10%	325.0	162.8	5.01%	(e	)					162.8 (g)								162.8
The Mall at Partridge Creek		70.6	70.6	3.63%	(d	)	1.15%			70.6									70.6
TRG Revolving Credit		12.4	12.4	3.38%	(h	)					12.4								12.4
Twelve Oaks Mall (c)		0.0	0.0	0.00%	(d	)	0.70%				0.0 (f)								0.0
Other		0.4	0.2	5.00%				0.1	0.1										0.2

Total Consolidated Floating		608.4	446.1					0.1	0.1	70.6	375.3	0.0	0.0	0.0	0.0	0.0	0.0	0.0	446.1
Weighted Rate		4.21%	3.92%					5.00%	5.00%	3.63%	3.97%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Consolidated		2,774.2	2,414.8					10.0	14.2	205.2	459.0	11.4	134.8	403.3	720.0	355.5	104.6	0.0	2,414.8
Weighted Rate		5.29%	5.30%					5.86%	5.86%	5.71%	4.44%	5.44%	5.27%	5.52%	5.46%	5.34%	6.01%	6.01%

Joint Ventures Fixed Rate Debt:
Arizona Mills	50.00%	135.1	67.5	7.90%				0.5	1.0	66.0									67.5
The Mall at Millenia	50.00%	209.6	104.8	5.46%				0.7	1.4	1.5	1.6	1.6	98.1						104.8
The Mall at Millenia	50.00%	2.0	1.0	6.00%					1.0										1.0
Sunvalley	50.00%	124.8	62.4	5.67%				0.6	1.2	1.2	1.3	58.2							62.5
Waterside Shops	25.00%	165.0	41.3	5.54%												41.3			41.3
Westfarms	78.94%	193.8	153.0	6.10%				1.3	2.7	2.9	3.1	142.9							153.0

Total Joint Venture Fixed		830.3	430.0					3.0	7.3	71.7	6.0	202.7	98.1	0.0	0.0	41.3	0.0	0.0	430.0
Weighted Rate		6.05%	6.11%					6.17%	6.15%	7.73%	5.84%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%	0.00%

Joint Ventures Floating Rate Debt:
Fair Oaks	50.00%	250.0	125.0	4.22%	(i	)					125.0 (g)								125.0
Taubman Land Associates	50.00%	30.0	15.0	5.95%	(j	)						15.0							15.0
Other		0.8	0.6	5.00%				0.1	0.3	0.1									0.6

Total Joint Venture Floating		280.8	140.6					0.1	0.3	0.1	125.0	15.0	0.0	0.0	0.0	0.0	0.0	0.0	140.6
Weighted Rate		4.41%	4.41%					5.00%	5.00%	5.00%	4.22%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Total Joint Venture		1,111.2	570.6					3.1	7.6	71.8	131.0	217.7	98.1	0.0	0.0	41.3	0.0	0.0	570.6
Weighted Rate		5.64%	5.69%					6.11%	6.11%	7.73%	4.29%	5.97%	5.46%	0.00%	0.00%	5.54%	0.00%	0.00%

TRG Beneficial Interest Totals
Fixed Rate Debt		2,996.0	2,398.7					9.7	21.4	206.3	89.7	214.1	232.9	403.3	720.0	396.8	104.6	0.0	2,398.7
		5.72%	5.70%					5.96%	5.97%	7.12%	6.53%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%	6.01%
Floating Rate Debt		889.3	586.6					0.2	0.4	70.8	500.3	15.0	0.0	0.0	0.0	0.0	0.0	0.0	586.6
		4.27%	4.03%					5.00%	5.00%	3.63%	4.03%	5.95%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Total		3,885.3	2,985.4					9.9	21.8	277.0	589.9	229.1	232.9	403.3	720.0	396.8	104.6	0.0	2,985.4
		5.39%	5.37%					5.94%	5.95%	6.23%	4.41%	5.94%	5.35%	5.52%	5.46%	5.36%	6.01%	6.01%
		Average Maturity Fixed Debt						6

		Average Maturity Total Debt						5

(a)	Includes the impact of interest rate swaps, if any, but does not include effect of amortization of debt issuance costs, losses on settlement of derivatives used to hedge the refinancing of certain fixed rate debt, or interest rate cap premiums.

(b)	Debt includes $1.7 million of purchase accounting premium from acquisition which reduces the stated rate on the debt of 7.59% to an effective rate of 6.91%.

(c)	TRG revolving credit facility of $550 million. Dolphin, Fairlane and Twelve Oaks are the direct borrowers under this facility.

(d)	The debt is floating month to month at LIBOR plus spread.

(e)	Debt is swapped to an effective rate of 5.01% until maturity.

(f)	One year extension option available.

(g)	Two one year extension options available.

(h)	Rate floats daily.

(i)	Debt is swapped to an effective rate of 4.22% until maturity.

(j)	Debt is swapped to an effective rate of 5.95% until maturity.